Exhibit 99.1

FOR IMMEDIATE RELEASE

William C. Miller Named President and CEO of Cole Capital®

Also named Executive Vice President, Investment Management for American Realty Capital Properties

Phoenix, AZ, June 12, 2015 — American Realty Capital Properties, Inc. (NASDAQ: ARCP) (“ARCP” or the “Company”) and Cole Capital, ARCP’s investment management business, announced today the appointment of William C. Miller as President and Chief Executive Officer of Cole Capital and Executive Vice President, Investment Management for ARCP. Mr. Miller reports directly to Glenn J. Rufrano, ARCP’s Chief Executive Officer, and also serves on the Company’s senior management team.

“Bill is a proven leader, a seasoned veteran of the financial services industry and well-suited to lead Cole Capital,” explained Mr. Rufrano. “His demonstrated track record of success, combined with the knowledge and capabilities of the senior leadership team at Cole Capital, provides the framework for building our investment management business. Bill has demonstrated his passion for Cole and his knowledge of our business, sharing his excitement and enthusiasm with those around him.”

As President and CEO of Cole Capital, Mr. Miller will provide strategic direction and oversee all aspects of the management of the non-traded REIT sponsor’s distribution business including external and internal sales, product development, due diligence, broker-dealer relationship management, securities operations and capital markets. His appointment follows the resignation of Michael T. Ezzell, Cole Capital’s previous President and CEO, who stepped down for personal reasons. The Company appreciates Mr. Ezzell’s contributions to Cole Capital during the past six years.

“Cole Capital is one of the most respected brands in the industry and I am honored to lead the organization,” said Mr. Miller. “I look forward to working with Glenn and the outstanding team we have in place to grow our business.”

Mr. Miller joined Cole Capital earlier this year as Senior Vice President and Chief Sales Officer. Previously, he was with American Funds where he served as Senior Vice President and was responsible for leading business development, strategy and relationship management efforts for the wire/regional broker-dealers, as well as the global banking channel. In addition to his experience at American Funds, Mr. Miller has held REIT product management positions, as well as sales and wholesale distribution leadership positions, with Realty Capital Securities, AXA Equitable Distributors and Lincoln Financial Distributors. In these roles, his accomplishments include reorganizing and rebuilding organizations, significantly increasing selling agreements, expanding distribution networks and generating considerable sales increases, while successfully leading large teams with diverse responsibilities.

About ARCP

ARCP is a leading, full-service real estate operating company with investment management capability. ARCP owns, acquires, manages, leases and finances a diversified portfolio of retail, restaurant, office and industrial real estate assets with a total asset book value of $20.3 billion including approximately 4,650 properties totaling 102 million square feet. Additionally, ARCP manages $6.1 billion of gross real estate investments on behalf of the Cole Capital® non-traded REITs. ARCP is a publicly traded Maryland corporation listed on The NASDAQ Global Select Market. Additional information about ARCP can be found on its website at www.arcpreit.com. ARCP may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

About Cole Capital®

Cole Capital is the investment management business of American Realty Capital Properties, Inc. As an industry leading non-listed REIT sponsor, Cole Capital creates innovative net lease real estate products that serve individual investors and financial professionals. Built on 35 years of experience and real estate acquisitions exceeding $20 billion, Cole Capital’s net lease strategy seeks to collect rent from industry-leading corporations and provide a stream of income to investors through non-listed REITs. Additional information about Cole Capital and its products can be found on its website at www.colecapital.com.

Media Contact

Parke Chapman

Rubenstein Associates

212.843.8489 | pchapman@rubenstein.com

John Bacon, Senior Vice President, Corporate Communications

American Realty Capital Properties, Inc.

602.778.6057 | jbacon@arcpreit.com

Investor Contact

Bonni Rosen, Director, Investor Relations

American Realty Capital Properties, Inc.

877.405.2653 | brosen@arcpreit.com

Forward Looking Statements

Information set forth herein may contain “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), which reflect ARCP’s expectations regarding future events. Forward-looking statements involve a number of assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions identify forward-looking statements, and any statements regarding ARCP’s future financial condition, results of operations and business are also forward-looking statements. Forward-looking statements are subject to a number of risks, uncertainties and assumptions, most of which are difficult to predict and many of which are beyond ARCP’s control.

The following factors, among others, could cause actual results to differ from those set forth in forward-looking statements: ARCP’s ability to build and grow its investment management business; and the developments disclosed herein. Additional factors that may affect future results are contained in ARCP’s filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website at www.sec.gov.

The forward-looking statements contained herein reflect ARCP’s beliefs, assumptions and expectations regarding ARCP’s future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to ARCP. If a change occurs, ARCP’s business, financial condition, liquidity and results of operations may vary materially from those expressed in its forward-looking statements. ARCP disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.